Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of Allegiant Travel Company, a Nevada corporation (the “Company”) on Form 10-K/A for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Maurice J. Gallagher, Jr., Chief Executive Officer of the Company, and Scott Sheldon, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2011	/s/ Maurice J. Gallagher, Jr.
	Name:	Maurice J. Gallagher, Jr.
	Title:	Principal Executive Officer

Dated: March 17, 2011	/s/ SCOTT SHELDON
	Name:	Scott Sheldon
	Title:	Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K/A and shall not be considered filed as part of the Form 10-K/A.